Exhibit 10.13

SCHEDULE OF NON-EMPLOYEE DIRECTORS’ ANNUAL COMPENSATION

OF

ATLANTIC UNION BANKSHARES CORPORATION

Effective January 1, 2020

Amount
Annual Retainer Cash Fees (1)
Service as a Director	$35,000
Service as Chairman of the Board of Directors	$80,000 (additional)
Service as Vice Chairman of the Board of Directors	$20,000 (additional)
Service as Chairman of Audit Committee	$20,000 (additional)
Service as Chairman of Compensation Committee	$13,500 (additional)
Service as Chairman of Risk Committee	$15,000 (additional)
Service as Chairman of Nominating and Corporate Governance Committee	$10,000 (additional)
Service as Chairman of Trust Committee	$10,000 (additional)
Members of Audit, Compensation, Risk, Nominating and Corporate Governance and Trust Committees	$8,000 (additional)

Meeting Fees Per Meeting
Executive Committee (in person)	$1,000
Executive Committee (telephonic lasting under an hour)	$500
Meetings above the maximum number of meetings during the year	$1,000

Equity Compensation
In addition to cash compensation, non-employee directors receive an annual stock retainer of $50,000 paid quarterly in advance in unrestricted shares of the Company’s common stock.

(1) The retainer fees are payable in advance in quarterly installments.